================================================================================






                               OWENS & MINOR, INC.

                               GUARANTEE AGREEMENT

                              --------------------

                            Dated as of May 13, 1998

                              --------------------







================================================================================



                                TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----

                                    ARTICLE 1

                                   DEFINITIONS

   SECTION 1.01.  Definitions.................................................................................3

                                    ARTICLE 2

                               TRUST INDENTURE ACT

   SECTION 2.01.  Trust Indenture Act: Application............................................................6
   SECTION 2.02.  Lists of Holders of Preferred Securities....................................................6
   SECTION 2.03.  Reports by the Guarantee Trustee............................................................6
   SECTION 2.04.  Periodic Reports to Guarantee Trustee.......................................................6
   SECTION 2.05.  Evidence of Compliance with Conditions Precedent............................................7
   SECTION 2.06.  Events of Default: Waiver...................................................................7
   SECTION 2.07.  Disclosure of Information...................................................................7
   SECTION 2.08.  Conflicting Interest........................................................................7

                                    ARTICLE 3

                 POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

   SECTION 3.01.  Powers and Duties of the Guarantee Trustee..................................................8
   SECTION 3.02.  Certain Rights and Duties of the Guarantee Trustee..........................................9
   SECTION 3.03.  Not Responsible for Recitals or Issuance of Guarantee......................................11

                                    ARTICLE 4

                                GUARANTEE TRUSTEE

   SECTION 4.01.  Qualifications.............................................................................11
   SECTION 4.02.  Appointment, Removal and Resignation of Guarantee Trustee..................................12

                                    ARTICLE 5

                                    GUARANTEE

   SECTION 5.01.  Guarantee..................................................................................13
   SECTION 5.02.  Waiver of Notice...........................................................................13

                                      -i-

   SECTION 5.03.  Obligations Not Affected...................................................................13
   SECTION 5.04.  Enforcement of Guarantee...................................................................14
   SECTION 5.05.  Guarantee of Payment.......................................................................14
   SECTION 5.06.  Subrogation................................................................................15
   SECTION 5.07.  Independent Obligations....................................................................15

                                    ARTICLE 6

                    LIMITATION OF TRANSACTIONS; SUBORDINATION

   SECTION 6.01.  Limitation of Transactions.................................................................15
   SECTION 6.02.  Subordination..............................................................................16

                                    ARTICLE 7

                                   TERMINATION

   SECTION 7.01.  Termination................................................................................16

                                    ARTICLE 8

                    LIMITATION OF LIABILITY; INDEMNIFICATION

   SECTION 8.01.  Exculpation................................................................................17
   SECTION 8.02.  Indemnification............................................................................17

                                    ARTICLE 9

                                  MISCELLANEOUS

   SECTION 9.01.  Successors and Assigns.....................................................................18
   SECTION 9.02.  Amendments.................................................................................18
   SECTION 9.03.  Notices....................................................................................18
   SECTION 9.04.  Genders....................................................................................19
   SECTION 9.05.  Benefit....................................................................................19
   SECTION 9.06.  Governing Law..............................................................................19
   SECTION 9.07.  Counterparts...............................................................................19
   SECTION 9.08.  Exercise of Over-allotment Option..........................................................19

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO OWENS & MINOR, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, BEFORE SUCH TRANSFER FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE TRUST THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN

         EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE TRANSFEROR MUST, BEFORE SUCH TRANSFER, FURNISH TO THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                               GUARANTEE AGREEMENT

                  This GUARANTEE AGREEMENT, dated as of May 13, 1998, is executed and delivered by Owens & Minor, Inc., a Virginia corporation (the "Guarantor"), and The First National Bank of Chicago, a national banking association, as the initial Guarantee Trustee (as defined herein) for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Owens & Minor Trust I, a Delaware statutory business trust (the "Issuer").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of May 13, 1998 among the trustees of the Issuer named therein, Owens & Minor, Inc., as Sponsor, and the Holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer may issue up to $138,000,000 aggregate liquidation amount of its $2.6875 Term Convertible Securities, Series A (the "Preferred Securities") representing undivided beneficial interests in the assets of the Issuer and having the terms set forth in Exhibit B to the Declaration, of which $120,000,000 liquidation amount of Preferred Securities are being issued as of the date hereof. Up to the remaining $18,000,000 liquidation amount of Preferred Securities may be issued by the Issuer if and to the extent that the over-allotment option granted by the Guarantor and the Issuer pursuant to the Purchase Agreement (as defined in the Declaration) is exercised by the Initial Purchasers named in the Purchase Agreement.

                  WHEREAS, as incentive for the Holders to purchase Preferred Securities, the Guarantor desires to irrevocably and unconditionally agree, to the extent set forth herein, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the purchase by the initial purchasers thereof of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Preferred Securities.

                                    ARTICLE 1

                                   DEFINITIONS


                  SECTION 1.01. Definitions. (a) Capitalized terms used in this Guarantee Agreement but not defined in the preamble above have the respective meanings assigned to them in this Section 1.01;

                  (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

                  (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

                  (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

                  (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires; and

                  (f) a reference to the singular includes the plural and vice versa.

                  "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Securities" means the securities representing undivided beneficial interests in the assets of the Issuer, having the terms set forth in Exhibit C to the Declaration.

                  "Common Stock" means the common stock of the Guarantor, par value $2.00 per share.

                  "Covered Person" means any Holder of Preferred Securities.

                  "Debentures" means the series of Junior Subordinated Debentures issued by the Guarantor under the Indenture to the Property Trustee and entitled the "5.375% Junior Subordinated Convertible Debentures due 2013".

                  "Distributions" means the periodic distributions and other payments payable to Holders of Preferred Securities in accordance with the terms of the Preferred Securities set forth in Exhibit B to the Declaration.

                  "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement.

                  "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions and the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), with respect to the Preferred Securities called for redemption by the Issuer but only if and to the extent that in each case the Guarantor has made a payment to the Property Trustee of interest or principal on the Debentures and (ii) upon a voluntary or involuntary dissolution, winding up or termination of the Issuer (other than in connection with the distribution of Debentures to Holders or the redemption of all the Preferred Securities upon the maturity or redemption of the Debentures as provided in the Declaration or upon conversion of all Preferred Securities into Common Stock), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer has funds available therefor, or (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

                  "Guarantee Trustee" means The First National Bank of Chicago, a national banking association, until a Successor Guarantee Trustee has been appointed and accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

                  "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Guarantor.

                  "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, and any officers, directors, shareholders, members, partners, employees, representatives or agents of the Guarantee Trustee.

                  "Indenture" means the Junior Subordinated Indenture dated as of May 13, 1998 between the Guarantor and The First National Bank of Chicago, as trustee, as supplemented by the First Supplemental Indenture thereto dated as of May 13, 1998, pursuant to which the Debentures are to be issued.

                  "Majority in liquidation amount of the Preferred Securities" means, except as otherwise required by the Trust Indenture Act, Holder(s) of outstanding Preferred Securities voting together as a single class the aggregate liquidation amount of which (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) represents more than 50% of the liquidation amount of all outstanding Preferred Securities.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Preferred Securities" has the meaning set forth in the first WHEREAS clause above.

                  "Property Trustee" means the Person acting as Property Trustee under the Declaration.

                  "Redemption Price" has the meaning set forth in the definition of "Guarantee Payments."

                  "Responsible Officer" means, with respect to the Guarantee Trustee, the chairman of the board of directors, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                  "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as a Guarantee Trustee under
Section 4.01(a).

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.


                                    ARTICLE 2

                               TRUST INDENTURE ACT


                  SECTION 2.01. Trust Indenture Act: Application. (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions;

                  (b) if and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by ss.ss. 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control; and

                  (c) the application of the Trust Indenture Act to this Guarantee Agreement shall not affect the nature of the Preferred Securities as equity securities representing undivided beneficial interests in the assets of the Issuer.

                  SECTION 2.02. Lists of Holders of Preferred Securities. (a) The Guarantor shall provide the Guarantee Trustee with such information as is required under ss. 312(a) of the Trust Indenture Act at the times and in the manner provided in ss. 312(a); and

                  (b) the Guarantee Trustee shall comply with its obligations underss.ss. 310(b), 311 and 312(b) of the Trust Indenture Act.

                  SECTION 2.03. Reports by the Guarantee Trustee. Within 60 days after May 15 of each year, commencing May 1999 the Guarantee Trustee shall provide to the Holders of the Preferred Securities such reports as are required by ss. 313 of the Trust Indenture Act, if any, in the form, in the manner and at the times provided by ss. 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of ss. 313(d) of the Trust Indenture Act.

                  SECTION 2.04. Periodic Reports to Guarantee Trustee. The Guarantor shall provide to the Guarantee Trustee, the Commission and the Holders of the Preferred Securities, as applicable, such documents, reports and information as required by ss. 314(a)(1)-(3) (if any) of the Trust Indenture Act and the compliance certificates required by ss. 314(a)(4) and (c) of the Trust Indenture Act, any such certificates to be provided in the form, in the manner and at the times required by ss. 314(a)(4) and (c) of the Trust Indenture Act (provided that any certificate to be provided pursuant to ss. 314(a)(4) of the

Trust Indenture Act shall be provided within 120 days of the end of each fiscal year of the Issuer).

                  SECTION 2.05. Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee Agreement which relate to any of the matters set forth in ss. 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given pursuant to ss. 314(c) shall comply with ss. 314(e) of the Trust Indenture Act.

                  SECTION 2.06. Events of Default: Waiver. (a) Subject to
Section 2.06(b), Holders of Preferred Securities may by vote of at least a Majority in liquidation amount of the Preferred Securities, (A) direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon by the Guarantee Trustee or (B) on behalf of the Holders of all Preferred Securities waive any past Event of Default and its consequences. Upon such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereof.

                  (b) The right of any Holder of Preferred Securities to receive payment of the Guarantee Payments in accordance with this Guarantee Agreement, or to institute suit for the enforcement of any such payment, shall not be impaired without the consent of each such Holder.

                  SECTION 2.07. Disclosure of Information. The disclosure of information as to the names and addresses of the Holders of the Preferred Securities in accordance with ss. 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or any law hereafter enacted which does not specifically refer to ss. 312 of the Trust Indenture Act, nor shall the Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under ss. 312(b) of the Trust Indenture Act.

                  SECTION 2.08. Conflicting Interest. The Declaration shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in ss. 310(b) of the Trust Indenture Act.

                                    ARTICLE 3

                 POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

                  SECTION 3.01. Powers and Duties of the Guarantee Trustee. (a) This Guarantee Agreement shall be held by the Guarantee Trustee in trust for the benefit of the Holders of the Preferred Securities. The Guarantee Trustee shall not transfer its right, title and interest in the Guarantee Agreement to any Person except a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Guarantee Trustee or to a Holder of Preferred Securities exercising his or her rights pursuant to Section 5.04. The right, title and interest of the Guarantee Trustee to the Guarantee Agreement shall vest automatically in each Person who may hereafter be appointed as Guarantee Trustee in accordance with Article 4. Such vesting and cessation of title shall be effective whether or not transfer documents have been executed and delivered.

                  (b) If an Event of Default occurs and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders of the Preferred Securities.

                  (c) This Guarantee Agreement and all moneys received by the Property Trustee hereunder in respect of the Guarantee Payments will not be subject to any right, charge, security interest, lien or claim of any kind in favor of, or for the benefit of the Guarantee Trustee or its agents or their creditors.

                  (d) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default known to the Guarantee Trustee, transmit by mail, first class postage prepaid, to the holders of the Preferred Securities, as their names and addresses appear upon the register, notice of all such Events of Default, unless such defaults shall have been cured before the giving of such notice; provided that the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Guarantee Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Preferred Securities. The Guarantee Trustee shall not be deemed to have knowledge of any default except any default as to which the Guarantee Trustee shall have received written notice or a Responsible Officer charged with the administration of this Guarantee Agreement shall have obtained written notice.

                  (e) The Guarantee Trustee shall continue to serve as a Trustee unless a Successor Guarantee Trustee has been appointed and accepted that appointment in accordance with Article 4.

                  SECTION 3.02. Certain Rights and Duties of the Guarantee Trustee. (a) The Guarantee Trustee, before the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06(a)), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the Guarantee
                  Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee; and

                           (B) in the absence of bad faith on the part of the
                  Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

                   (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of Preferred Securities as provided herein relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

                   (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (c) Subject to the provisions of Section 3.02(a) and (b):

                    (i) whenever in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon a certificate, which shall comply with the provisions of ss. 314(e) of the Trust Indenture Act, signed by any authorized officer of the Guarantor;

                   (ii) the Guarantee Trustee (A) may consult with counsel (which may be counsel to the Guarantor or any of its Affiliates and may include any of its employees) selected by it in good faith and with due care and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice and opinion and (B) shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction;

                  (iii) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it in good faith and with due care;

                   (iv) the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holders of Preferred Securities, unless such Holders shall have offered to the Guarantee

         Trustee reasonable security and indemnity against the costs, expenses (including its attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction; provided that nothing contained in this clause (iv) shall relieve the Guarantee Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived) to exercise such of the rights and powers vested in it by this Guarantee Agreement, and to use the same degree of care and skill in this exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; and

                    (v) any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders of the Preferred Securities and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action; and no third party shall be required to inquire as to the authority of the Guarantee Trustee to so act, or as to its compliance with any of the terms and provisions of this Guarantee Agreement, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

                  SECTION 3.03. Not Responsible for Recitals or Issuance of Guarantee. The recitals contained in this Guarantee shall be taken as the statements of the Guarantor and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representations as to the validity or sufficiency of this Guarantee Agreement.

                                    ARTICLE 4

                                GUARANTEE TRUSTEE


                  SECTION 4.01. Qualifications. (a) There shall at all times be a Guarantee Trustee which shall:

                    (i)    not be an Affiliate of the Guarantor; and

                   (ii) be a national banking association or corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this section 4.01 (a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  If at any time the Guarantee Trustee shall cease to satisfy the requirements of clauses (i)-(ii) above, the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.02. If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of ss. 310(b) of the Trust Indenture Act, the Guarantee Trustee and the Guarantor shall in all respects comply with the provisions of ss. 310(b) of the Trust Indenture Act.

                  SECTION 4.02. Appointment, Removal and Resignation of Guarantee Trustee. (a) Subject to Section 4.02(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except following the occurrence and during the continuation of an Event of Default.

                  (b) The Guarantee Trustee shall not be removed in accordance with Section 4.02(a) until a Successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01(a) has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor and the Guarantee Trustee being removed.

                  (c) The Guarantee Trustee appointed to office shall hold office until his successor shall have been appointed or until its removal or resignation.

                  (d) The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument (a "Resignation Request") in writing signed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that no such resignation of the Guarantee Trustee shall be effective until a Successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01 (a) has been appointed and has accepted such appointment by instrument executed by such Successor Guarantee Trustee and delivered to Guarantor and the resigning Guarantee Trustee.

                  (e) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 delivery to the Guarantor of a Resignation Request, the resigning Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a Successor Guarantee Trustee.


                                    ARTICLE 5

                                    GUARANTEE


                  SECTION 5.01. Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer) regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

                  SECTION 5.02. Waiver of Notice. The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

                  SECTION 5.03. Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Debentures), Redemption Price, Liquidation Distribution (as defined in the Declaration) or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities;

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

                  There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

                  SECTION 5.04. Enforcement of Guarantee. The Guarantor and the Guarantee Trustee expressly acknowledge that (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) Holders representing not less than a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of this Guarantee Agreement including the giving of directions to the Guarantee Trustee, or exercising any trust or other power conferred upon the Guarantee Trustee under this Guarantee Agreement, and (iv) notwithstanding the foregoing, if the Guarantor has failed to make any Guarantee Payment hereunder, any Holder of Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee, or any other Person.

                  SECTION 5.05. Guarantee of Payment. This Guarantee Agreement creates a guarantee of payment and not merely of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon termination in accordance with Section 7.01 hereof.

                  SECTION 5.06. Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

                  SECTION 5.07. Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section
5.03 hereof.


                                    ARTICLE 6

                    LIMITATION OF TRANSACTIONS; SUBORDINATION


                  SECTION 6.01. Limitation of Transactions. So long as any Preferred Securities remain outstanding, the Guarantor will not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto or make any payment of interest, premium (if any) or principal on any debt securities issued by the Guarantor which rank pari passu with or junior to the Debentures, if at such time (i) the Guarantor shall be in default with respect to its Guarantee Payments or other payment obligations hereunder, (ii) there shall have occurred any event of default under the Declaration or (iii) the Guarantor shall have given notice of its selection of an Extension Period (as defined in the Indenture) and such period, or any extension thereof, is continuing; provided that the foregoing will not apply to any stock dividends or other stock distributions paid by the Guarantor. The provisions of the immediately preceding sentence will not restrict the ability of the Guarantor to redeem rights issued pursuant to the Amended and Restated Rights Agreement, dated as of May 10, 1994 between the Guarantor and Wachovia Bank of North Carolina, N.A., as Rights Agent, as it may be amended from time to time, in an amount per right issued thereunder not to exceed that in effect on the date hereof. In addition, so long as any Preferred Securities remain outstanding, the Guarantor (i) will remain the sole direct or indirect owner of all of the outstanding Common Securities and shall not cause or permit the Common Securities to be transferred except to the extent such transfer is permitted under Section 9.01 of the Declaration; provided that any permitted successor of the Guarantor under the Indenture may succeed to the Guarantor's ownership of the Common Securities and (ii) will use reasonable efforts to cause the Issuer to continue to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Debentures as provided in the Declaration.

                  SECTION 6.02. Subordination. This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, including the Debentures, except those made pari passu herewith or subordinate hereto by their terms, and (ii) pari passu in right of payment with the most senior preferred stock issued, from time to time, if any, by the Guarantor and with respect to obligations under other guarantee agreements which the Guarantor may enter into from time to time to the extent that such agreements shall be entered into in substantially the form hereof and provide for comparable guarantees by the Guarantor of payment on preferred securities issued by other trusts affiliated with the Guarantor.


                                    ARTICLE 7

                                   TERMINATION


                  SECTION 7.01. Termination. This Guarantee Agreement shall terminate and be of no further force and effect upon full payment of the Redemption Price of all Preferred Securities, or upon the distribution of Debentures to Holders of Preferred Securities and Common Securities in exchange for all of the Preferred Securities and Common Securities, or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer, or upon conversion of all Preferred Securities into Common Stock. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to the Preferred Securities or this Guarantee Agreement.

                                    ARTICLE 8

                    LIMITATION OF LIABILITY; INDEMNIFICATION


                  SECTION 8.01. Exculpation. (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Preferred Securities might properly be paid.

                  SECTION 8.02. Indemnification. (a) To the fullest extent permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Guarantee Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

                  (b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount with interest if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.02(a).

                  (c) The provisions of this Article shall survive the termination of this Guarantee Agreement or the resignation or removal of the Guarantee Trustee.


                                    ARTICLE 9

                                  MISCELLANEOUS


                  SECTION 9.01. Successors and Assigns. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assignees, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article Ten of the Indenture, the Guarantor shall not assign its obligations hereunder.

                  SECTION 9.02. Amendments. Except with respect to any changes which do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in liquidation amount of the Preferred Securities. The provisions of Section 12.02 of the Declaration concerning meetings of Holders shall apply to the giving of such approval.

                  SECTION 9.03. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

                  (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the
         Holders:

                  Owens & Minor, Inc.
                  4800 Cox Road
                  Glen Allen, Virginia 23060
                  Facsimile No.:  (804) 965-1907
                  Attention:  General Counsel

                  (b) if given to the Guarantee Trustee, to the address set forth below or such other address as the Guarantee Trustee may give notice to the Holders:

                  The First National Bank of Chicago
                  153 W. 51st Street, 5th Floor
                  Suite 4015

                  New York, New York  10019
                  Attention:  Corporate Trust Administration
                  Telecopy:  (212) 373-1383

                  (c) if given to any Holder of Preferred Securities, at the address set forth on the books and records of the Issuer.

All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

                  SECTION 9.04. Genders. The masculine, feminine and neuter genders used herein shall include the masculine, feminine and neuter genders.

                  SECTION 9.05. Benefit. This Guarantee Agreement is solely for the benefit of the Holders and subject to Section 3.01(a) is not separately transferable from the Preferred Securities.

                  SECTION 9.06. Governing Law. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS).

                  SECTION 9.07. Counterparts. This Guarantee Agreement may be executed in counterparts, each of which shall be an original; but such counterparts shall together constitute one and the same instrument.

                  SECTION 9.08. Exercise of Over-allotment Option. If and to the extent that Preferred Securities are issued by the Issuer upon exercise of the over-allotment option referred to the second WHEREAS clause, the Guarantor agrees to give prompt notice thereof to the Guarantee Trustee but the failure to give such notice shall not relieve the Guarantor of any of its obligations hereunder.

                  THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                  Owens & Minor, Inc.



                                  By:  /s/ Ann Greer Rector
                                       ----------------------------------------
                                         Name:  Ann Greer Rector
                                         Title: Senior Vice President and Chief
                                                Financial Officer


                                  The First National Bank of Chicago,
                                     as Guarantee Trustee


                                  By:  /s/ Michael Pinzon
                                       ----------------------------------------
                                         Name: Michael Pinzon
                                         Title: Trust Officer